                                                                 [Draft--3/8/96]

     THIS SECURITY IS A SECURITY ISSUED IN GLOBAL FORM AS CONTEMPLATED BY AND WITHIN THE MEANING OF THE INDENTURE DATED AS OF ______________ ____, 1996, FROM FARMLAND INDUSTRIES, INC. TO THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS TRUSTEE (THE "INDENTURE"), AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A SECURITY ISSUED IN GLOBAL FORM SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           FARMLAND INDUSTRIES, INC.
                           ____% SENIOR NOTE DUE 2003

NO. R-___
CUSIP NO. ___________                                       U.S. $____________


          FARMLAND INDUSTRIES, INC., a Kansas corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________ Dollars (U.S. $__________) on ____________, 2003, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from __________, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____________ and ______________ in each year, commencing ___________, 1996, at the rate of ___% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be
--------  -------
made by check mailed to the address of the Person entitled thereto as such address shall appear on the Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ____________________, 1996

                               FARMLAND INDUSTRIES, INC.

                               By:  _________________________
                               Title:
[Seal]

ATTEST:

_____________________
Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of a series issued under the within-mentioned Indenture.

                               THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION), as Trustee

                               By: _______________________________
                                    Authorized Signatory



                                 *      *     *

                             [Reverse of Security]

     This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (the "Securities") of the Company, all such Securities issued and to be issued under an Indenture (herein, together with all indentures supplemental thereto, called the "Indenture") dated as of _______________, 1996, between the Company and The Chase Manhattan Bank (National Association), as Trustee, to which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series designated on the face hereof limited in aggregate principal amount to U.S. $100,000,000 (the "Notes").

     The Notes are not redeemable by the Company prior to maturity and do not provide for any sinking fund.

     In case any Interest Payment Date, Stated Maturity or Maturity does not fall on a Business Day, then (notwithstanding any other provision of the Indenture or any Note) payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Stated Maturity or Maturity, as the case may be; and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Stated Maturity or Maturity, as the case may be.

     If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series of Securities to be adversely affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of any Security of any series is registerable in the Register, upon surrender of such

Security for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of such series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

     This Security is a Security in global form registered in the name of the Depositary or a nominee of such Depositary. Notwithstanding any other provision of this Security, unless and until this Security in global form is exchanged in whole or in part for Notes in certificated form in the limited circumstances described in the Indenture, this Security in global form may not be transferred except as a whole by the Depositary for the Notes to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for the Notes or a nominee of such successor
Depositary.

     If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3 of the Indenture, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the issuer receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.1(b)(15) of the Indenture shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

     The Company may at any time in its sole discretion determine that Securities of a series issued in global form shall no longer be represented by such a Security or Securities in global form. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

     The holders of beneficial interests in this Security in global form will not be entitled to receive physical delivery of Notes in certificated registered form except as described above and will not be considered the Holders thereof for any purpose under the Indenture.

     No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based theron or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof and the execution of the Indenture.

     The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Notes (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

     All terms used in this Security which are defined in the Indenture shall have the meanings set forth therein.

     THIS SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFOMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     No service charge shall be made for any registration of transfer or for any exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Notes, other than certain exchanges described in the Indenture not involving any transfer.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


         ____________________________________________________________
            (Please Print or Typewrite Name and Address of Assignee)

the within instrument of FARMLAND INDUSTRIES, INC. and does hereby irrevocably constitute and appoint _________________________________________________
Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Dated ___________                          _____________________
                                                   Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration by enlargement or any change whatever.

                                      -8-